Exhibit 99.1

SPX Announces Purchase of ULC Robotics

Highly Strategic Addition to Location & Inspection Platform
Attractive Growth Platform with Recurring Revenue Base in Robotics as a Service (RaaS)
Significantly Enhances New Product Development Capabilities

CHARLOTTE, N.C., September 2, 2020 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) announced today that it has acquired ULC Robotics (“ULC”), a leading developer of robotic systems, machine learning applications and inspection technology for the energy, utility and industrial sectors. A pioneer in the field of Robotics-as-a-Service (RaaS), ULC operates a growing, recurring-revenue business called CISBOT which uses robotic solutions designed to rehabilitate and extend the life of natural gas distribution networks for utility customers. ULC also operates a custom Research & Development (“R&D”) business that provides cutting edge technology solutions to a growing base of utility and industrial customers.

ULC is headquartered in Hauppauge, New York, with a significant presence in the United Kingdom. Its results will be reported with SPX’s Location & Inspection platform within its Detection & Measurement segment. Over the last twelve months ULC Robotics has had revenue of approximately $40 million and, once integrated, is anticipated to be accretive to SPX’s Detection & Measurement segment margin. The acquisition is expected to have a modest impact on SPX’s 2020 Adjusted EPS.

Gene Lowe, SPX Corporation’s President and CEO, commented, “We are excited to welcome the ULC Robotics team to SPX. ULC’s Robotics-as-a-Service business is a strong complement to SPX’s world-class suite of solutions for the location, inspection and maintenance of underground infrastructure. The addition of ULC’s R&D business further enhances SPX’s capacity to develop advanced technology solutions, such as artificial intelligence (AI) and machine-learning, for customers across our platforms. The combination of ULC Robotics’ expertise in technology and solutions development with SPX’s market-leading capabilities in product commercialization, market development, and brand and channel management creates strong growth opportunities for our employees, customers and shareholders.”

Gregory Penza, Founder and CEO of ULC Robotics commented, “This transaction is a great step forward for ULC Robotics. SPX’s extensive resources, expertise at commercializing new products and dedication to growing its Location and Inspection portfolio create attractive opportunities for ULC’s employees and customers alike.”

Under the terms of the purchase agreement, a subsidiary of SPX acquired ULC Robotics, Inc., ULC Robotics International, Inc., and ULC Pipeline Robotics LLC for cash consideration that includes an upfront payment and subsequent, contingent cash payments depending on certain operational and financial performance milestones. ULC’s RaaS CISBOT business and R&D business will operate under separate, distinct legal entities within SPX.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2019 and approximately 4,500 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

About ULC Robotics: Founded in 2001, ULC Robotics develops and deploys robotic systems, unmanned aerial systems, machine learning applications and inspection technology for the energy, utility and industrial sectors. The company’s customers include gas and electric utilities, developers and owners of offshore wind and renewable power installations, and industrial companies. ULC Robotics has approximately 160 employees, and is headquartered in Hauppauge, New York, with a significant presence in the United Kingdom.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, forward-looking statements are based on the company’s current complement of businesses, which is subject to change.
Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com